Exhibit 10.4
Silicon Valley Bank
Amendment to Loan Agreement

Borrower:	Volcano Corporation

Address:	2870 Kilgore Road
Rancho Cordova, California 95670

Dated as of:	April ___, 2006
     THIS AMENDMENT TO LOAN AGREEMENT is entered into between Silicon Valley Bank (“Bank”) and the borrower named above (“Borrower”).
     The Parties agree to amend, effective as of the date hereof, the Loan and Security Agreement between them, dated July 18, 2003, as amended by that certain Amendment to Loan Documents dated December 31, 2003, as amended by that certain Amendment to Loan Documents dated July 18, 2004, as amended by that certain Amendment to Loan Documents dated January 24, 2005 and as amended by that certain Amendment to Loan Agreement dated as of July 16, 2005 (as so amended and as otherwise amended from time to time being referred to herein as the “Loan Agreement”), as follows. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)
     1. Revised Schedule 2 to Loan Agreement. Schedule 2 to the Loan Agreement is hereby amended to read as the Schedule 2 to Loan Agreement attached hereto.
     2. Revised Exhibit E to Loan Agreement. Exhibit E to the Loan Agreement is hereby amended to read as the Exhibit E attached hereto.
     3. Revised Section 6.2 of Loan Agreement. Section 6.2 of the Loan Agreement is hereby amended to read as follows:
“6.2 Financial Statements, Reports, Certificates.
WHILE THE ASSET BASED TERMS ARE NOT IN EFFECT THE FOLLOWING SHALL APPLY:
(a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) [reserved]; (iii) as soon as available, but no later than 180 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP,

Silicon Valley Bank	Amendment to Loan Agreement
consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more, or in which an adverse decision could reasonably be expected to cause a Material Adverse Change; (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any copyright, patent or trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.
(b) Within 20 days after the last day of each month when any Credit Extensions are outstanding or at the time of request for a Credit Extension when no other Credit Extensions are then outstanding, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings (by invoice date) of accounts receivable and accounts payable.
(c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.
(d) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits will be conducted no more often than every 6 months, unless an Event of Default or an event which, with notice or passage of time or both would constitute an Event of Default, has occurred and is continuing.
WHILE THE ASSET BASED TERMS ARE IN EFFECT THE FOLLOWING SHALL APPLY:
Borrower shall provide Bank with the following:
(i) weekly, a transaction report in form and substance acceptable to Bank (such a report being a “Transaction Report) and upon the request for an Advance;
(ii) within 15 days after the end of each month, (A) monthly accounts receivable agings as to domestic and foreign accounts, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any; and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger;
(iii) as soon as available, and in any event within thirty (30) days after the end of each month, monthly unaudited financial statements;
(iv) within thirty (30) days after the end of each month a monthly Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this

Silicon Valley Bank	Amendment to Loan Agreement
Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;
(v) as soon as available, and, and in any event within 180 days following the end of Borrower’s fiscal year, annual financial statements certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Bank; and
(vi) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits will be conducted generally no more often than every 3 months, unless conditions warrant a greater frequency as Bank may determine in its good faith business judgment, unless an Event of Default or an event which, with notice or passage of time or both would constitute an Event of Default, has occurred and is continuing.”
     4. Modified Certificates; Reporting. Bank will provide to Borrower a modified Borrowing Base Certificate and Compliance Certificate, in each case reflecting the changes to the applicable Loan Agreement provisions arising from this Amendment, and such revised certificates shall be deemed to replace the current versions thereof and are to be used in complying with the pertinent reporting provisions of the Loan Agreement.
     5. Fee. Borrower shall pay to Bank an amendment fee of $85,000 in connection herewith, which fee is not refundable, and which is in addition to interest, costs and all other fees and amounts payable under the Loan Agreement.
     6. Limitation of Amendments.
     A. The amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
     B. This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     7. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
     A. Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing;
     B. Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

Silicon Valley Bank	Amendment to Loan Agreement
     C. The organizational documents of Borrower delivered to Bank in connection with the original execution of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
     D. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
     E. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
     F. The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
     G. This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited under law by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     8. Other General Provisions. This Amendment, the Loan Agreement, any prior written amendments thereto signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.
     9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto; and (b) Borrower’s payment of the fee set forth herein plus all Bank Expenses incurred in connection herewith.

Silicon Valley Bank	Amendment to Loan Agreement
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Borrower:	Bank:

VOLCANO CORPORATION	SILICON VALLEY BANK

By	By

President or Vice President	Title

CONSENT
     The undersigned acknowledges that its consent to the foregoing Agreement is not required, but the undersigned nevertheless does hereby consent to the foregoing Agreement and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the applicable Continuing Guaranty of the undersigned, all of which are hereby ratified and affirmed.

Volcano Europe SA/NV (formerly known as Volcano Therapeutics Europe SA/NV)

By

Title

CONSENT AND ACKNOWLEDGMENT
     Reference is made to the Intercreditor and Subordination Agreement dated as of December 9, 2003, among FFC PARTNERS II, L.P., a Delaware limited partnership, FFC EXECUTIVE PARTNERS II, L.P., a Delaware limited partnership., SILICON VALLEY BANK, a California banking corporation and Borrower (the “Intercreditor Agreement”).
     Each of the undersigned hereby consents and agrees to the terms and conditions of the foregoing Amendment and agrees, among other things, that the term “Senior Obligations” (as defined in the Intercreditor Agreement) shall be deemed to include all loans, advances and all other Obligations under the revised terms and conditions regarding the Loan Agreement as are set forth in the above Amendment without regard to any of the limitations set forth in the Intercreditor Agreement. The undersigned agree that the terms and conditions of the Intercreditor Agreement, as modified hereby, shall continue in full force and effect.
     Further, each of the undersigned represents and warrants that all actions on its part necessary for the authorization of the Intercreditor Agreement, as modified, and the performance of all obligations by each of the undersigned thereunder have been taken, and the performance by each of the undersigned of the obligations under the Intercreditor Agreement will not result in any material violation or default of any term of such party’s limited partnership agreement, or any other formation or organizational documents.

FFC PARTNERS II, L.P.	FFC EXECUTIVE PARTNERS II, L.P.

By: FFC GP II, LLC, its general partner	By:	FFC Executive GP II, LLC, its general partner

By	By

Title: Member	Title: Member

Schedule 2 to
Loan and Security Agreement

Borrower:	Volcano Corporation

Date:	April ___, 2006
This Schedule forms an integral part of the Loan and Security Agreement (the “Loan Agreement”) between Silicon Valley Bank (“Bank”) and the above-borrower (the “Borrower”) of even date herewith. (Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Loan Agreement.)

1. CREDIT LIMIT
(Section 2.1.1):

WHILE THE ASSET BASED TERMS ARE NOT IN EFFECT THE FOLLOWING CREDIT LIMIT SECTION SHALL APPLY:

An amount not to exceed (A) or (B), whichever is less, minus (C), in each case with respect to the provisions below:

A) Ten Million Dollars ( $10,000,000) at any one time outstanding (the “Committed Revolving Line”); or

(B) The sum of (1) and (2) (the “Borrowing Base”):

(1) Up to 80% of the amount of Borrower’s Eligible Accounts; plus

(2) Up to Three Million Dollars ($3,000,000).

MINUS

(C) (1) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit); (2) the FX Reserve; and (3) the aggregate amount of Cash Management Services utilizations.

Letter of Credit Sublimit
(Section 2.1.2):	$1,000,000

Bank will issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) the outstanding principal balance of the Advances, minus (iii) the applicable FX Reserve and minus (iv) the aggregate amount of Cash Management Services utilizations; provided, however, the face amount of outstanding Letters of Credit

(including drawn but unreimbursed Letters of Credit) may not exceed the Letter of Credit Sublimit set forth above.

Foreign Exchange Sublimit
(Section 2.1.3):

$1,000,000, subject to the provisions set forth in Section 2.1.3 of the Loan Agreement

Cash Management Services Sublimit
(Section 2.1.4):

$500,000, subject to the provisions set forth in Section 2.1.4 of the Loan Agreement.

WHILE THE ASSET BASED TERMS ARE IN EFFECT THE FOLLOWING CREDIT LIMIT SECTION SHALL APPLY:

An amount not to exceed (A) or (B), whichever is less, minus (C), in each case with respect to the provisions below corresponding the indicated letter:

A) Ten Million Dollars ( $10,000,000) at any one time outstanding (the “Committed Revolving Line”); or

(B) The sum of (1) and (2) (the “Borrowing Base”):

(1) Up to 80% of the amount of Borrower’s Eligible Accounts; plus

(2) Up to the lesser of Five Million Dollars ($5,000,000) or 50% of Eligible Foreign Accounts (as defined below).

MINUS

(C) (1) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit); (2) the FX Reserve; and (3) the aggregate amount of Cash Management Services utilizations.

Letter of Credit Sublimit (Section 2.1.2):	$1,000,000

Bank will issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) the outstanding principal balance of the Advances, minus (iii) the applicable FX Reserve and minus (iv) the aggregate amount of Cash Management Services utilizations; provided, however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed the Letter of Credit Sublimit set forth above.

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Foreign Exchange Sublimit
(Section 2.1.3):

$1,000,000, subject to the provisions set forth in Section 2.1.3 of the Loan Agreement

Cash Management Services Sublimit
(Section 2.1.4):

$500,000, subject to the provisions set forth in Section 2.1.4 of the Loan Agreement.

As used herein the term “Eligible Foreign Accounts” shall mean and refer to the following: (A) Accounts that would otherwise constitute Eligible Accounts under the Loan Agreement other than for the fact that the account debtor does not have its principal place of business in the United States, and other than that the concentration limitations otherwise applicable to each of Fukuda Denshi Co., Ltd. and Goodman Co., Ltd. under the definition of Eligible Accounts shall not apply to such account debtors while the Asset Based Terms are in effect, together with (B) accounts receivable of Volcano Europe SA/NV and Volcano Japan K.K., subsidiaries of Borrower, and in each of (A) and (B) that Bank determines, in its discretion, shall be eligible for purposes of making Advances hereunder.

Advances hereunder based domestic Accounts shall be referred to as the “Domestic Advances” and Advances hereunder based on foreign Accounts and foreign account debtors of foreign subsidiaries of Borrower shall be referred to as “Foreign Advances.”

2. INTEREST.

Interest Rate
(Section 2.3(a)):	WHILE THE ASSET BASED TERMS ARE NOT IN EFFECT:

A rate equal to the “Prime Rate” in effect from time to time, plus the Applicable Margin per annum.

As used herein the “Applicable Margin” shall mean (A) one percentage point (1.00%) when the last reported Quick Ratio is less than 1.00 to 1.00 and (B) one half of one percentage point (0.50%) when the last reported Quick Ratio is greater than 1.00 to 1.00.

WHILE THE ASSET BASED TERMS ARE IN EFFECT:

A rate equal to the “Prime Rate” in effect from time to time, plus the Applicable Margin per annum.

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As used herein the “Applicable Margin” shall mean (A) one and one-half percentage points (1.50%) as to Domestic Advances and (B) two percentage points (2.00%) as to Foreign Advances.

3. FEES (Section 2.4(a)):

Facility Fee:	See Amendment to Loan Agreement of even date herewith.

Asset Based Fee:	Upon conversion to the Asset Based Terms facility described herein Borrower shall pay to Bank a fee of $90,000 concurrently therewith, which shall be in addition to interest and to all other fees and amounts payable under the Loan Agreement.

Termination:	Borrower shall have the right to terminate the Committed Revolving Line prior to the Revolving Maturity Date, effective three Business Days after written notice of termination is given to Bank, in which event Borrower shall pay in full all Obligations on the effective date of termination. While the Asset Based Terms are in effect, Borrower shall pay to Bank a prepayment fee of one percent (1.00%) of the Committed Revolving Line unless the credit facility hereunder is transferred to another division of Bank.

Unused Line Fee	While the Asset Based Terms are in effect, Borrower shall pay Bank a fee (the “Unused Revolving Line Facility Fee”), which fee shall be paid monthly, in arrears, on a calendar year basis, in an amount equal to one-half of one percentage point (0.50%) per annum of the average unused portion of the Committed Revolving Line for Advances thereunder, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder.

Collateral Handling
Fee:	While the Asset Based Terms are in effect, a monthly collateral monitoring fee of $2,000, payable in arrears on the last day of each month (prorated for any partial month).

4. REVOLVING MATURITY
DATE
(Section 13.1):	April ___, 2007.

5. FINANCIAL COVENANTS
(Section 6.7):

WHILE THE ASSET BASED TERMS ARE NOT IN EFFECT:

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Borrower shall comply with each of the following covenants. Compliance shall be determined on a consolidated basis as of the end of each month, except as specifically otherwise provided below:

Quick Ratio:	Borrower shall maintain a ratio of

(i) the total of unrestricted cash, cash equivalents and net trade accounts receivable,

TO

(ii) the total of current liabilities,

of not less than (A) 0.75 to 1.00 through and including the period ending July 31, 2006; and (B) 1.00 to 1.00 thereafter.

Profitability/Loss:	Borrower shall not incur an Adjusted Net Loss (as defined below) in excess of (A) $5,500,000 for the fiscal quarter ending March 31, 2006; and (E) $4,500,000 for the fiscal quarter ending June 30, 2006. Thereafter, Borrower shall attain Adjusted Net Profits in each fiscal quarter.

As used herein, the term “Adjusted Net Loss” or “Adjusted Net Profit” shall mean with respect to any Person as to a specified period, the net loss or net profit, as applicable, determined in accordance with GAAP, excluding, however, the effects of the following: non-cash charges relating to depreciation and amortization, together with charges attributable to stock-based compensation.

Definitions.	For purposes of this Agreement, the following term shall have the following meaning:

“Current assets”, “current liabilities” and “liabilities” shall have the meaning ascribed thereto by GAAP.

WHILE THE ASSET BASED TERMS ARE IN EFFECT:

Borrower shall comply with each of the following covenants. Compliance shall be determined on a consolidated basis as of the end of each month, except as specifically otherwise provided below:

Quick Ratio:	Borrower shall maintain a ratio of

(i) the total of unrestricted cash, cash equivalents and net trade accounts receivable,

TO

(ii) the total of current liabilities,

of not less than (A) 0.75 to 1.00.

5

Tangible Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than $15,000,000, plus (i) 50% of all consideration received after the date hereof for equity securities of the Borrower, plus (ii) 50% of the Borrower’s net income in each fiscal quarter after the date hereof.

Increases in the Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Tangible Net Worth covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the minimum Tangible Net Worth covenant be decreased.

6. ASSET BASED TERMS

(iii)      “Asset Based Terms”. As used herein, “Asset Based Terms” means the terms set forth on Exhibit E to the Loan Agreement. Terms of this Agreement without the Asset Based Terms are referred to as the “Non-Asset Based Terms”.

(iv)      Financial Covenant Breach. Without limiting any of the other terms or provisions hereof, if there is breach of the financial covenant set forth in Section 5 above for those financial covenants in effect while the Asset Based Terms are NOT applicable, the Asset Based Terms shall be deemed effective upon written notice from the Bank to the Borrower and the Event of Default arising from any such breach shall no longer be deemed to be in effect as long as Borrower complies with all of the terms and conditions applicable to the Asset Based Terms credit facility provisions as set forth herein. A breach of any of the financial covenants in effect while the Asset Based Term are applicable shall nonetheless constitute an immediate Event of Default under the Loan Agreement.

7. ADDITIONAL PROVISIONS.

7.1  Warrant to Purchase Stock. Borrower shall maintain in effect the Warrant to Purchase Stock that was executed and delivered to Bank in connection with the execution and delivery of the original Loan Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Schedule as of the date first written above.

Borrower:	Bank:
VOLCANO CORPORATION	SILICON VALLEY BANK

By	By

President or Vice President	Title

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EXHIBIT E
ASSET BASED TERMS
The following are the “Asset Based Terms”:
     (1) Schedules and Documents relating to Accounts. Borrower shall deliver to Bank transaction reports, Advance requests, schedules of Accounts, and schedules of collections, all on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s security interest and other rights in all of Borrower’s Accounts. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Bank an aged accounts receivable trial balance in such form and at such intervals as Bank shall request. In addition, Borrower shall deliver to Bank the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, immediately upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse. Borrower shall also provide Bank with copies of all credit memos from time to time on request by Bank.
     (2) Collection of Accounts. Subject to the final sentence of this paragraph, Borrower shall hold all payments on, and proceeds of, Accounts and all other Collateral in trust for Bank, and Borrower shall immediately deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to the Obligations in such order as Bank shall determine. Borrower agrees that it will not commingle such payments and proceeds with any of Borrower’s other funds or property, but will hold such payments and proceeds separate and apart from such other funds and property and in an express trust for Bank. Bank shall require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify. Bank or its designee may, at any time, notify Account Debtors that the Accounts have been assigned to Bank and do verifications of Accounts and all receivables against which Advances are made in accordance with Bank’s standard procedures. Nothing in this Exhibit limits the restrictions on Transfers of Collateral set forth elsewhere in this Agreement. The provisions of the Asset Based Terms at this time do not require the application of collection of proceeds from subsidiaries of Borrower to be applied to the loan account of Borrower. Further, only while Borrower has availability for Advances hereunder in the minimum amount of $5,000,000 (as determined by the Borrower’s most recent Transaction Report delivered to and approved by Bank), collections received by Bank shall not be applied to reduce Borrower’s loan account with Borrower’s deposit account with Bank for Borrower’s use.
     (3) Interest Computation. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Silicon (including proceeds of Accounts shall be deemed applied by Silicon on account of the Obligations two Business Days after receipt by Silicon of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day. Silicon shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Silicon in its good faith business judgment, and Silicon may charge Borrower’s loan account for the amount of any item of payment which is returned to Silicon unpaid.
     (4) Loan Requests. Without limiting the right of Bank to cease making Advances on an Event of Default, requests for Advances shall be in writing and shall be accompanied by a current Transaction Report on Bank’s standard form.
     (5) Reserves. Without limiting the right of Bank to cease making Advances on an Event of Default, Bank shall have the right, from time to time, to establish and deduct the following reserves from the amount of Advances, Letters of Credit and other financial accommodations under the lending formula(s) provided in Schedule 2: (a) reserves to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect adversely (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); and (b) reserves to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Bank is or may have been incomplete, inaccurate or misleading in any material respect.
     (6) Cure Periods. The cure periods set forth in the Loan Agreement shall be modified as follows: the cure period in Section 8.3 of the Loan Agreement shall be five Business Days rather than 30 days and there shall be no cure period in Section 8.1 of the Loan Agreement.

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Silicon Valley Bank
Continuing Guaranty

Borrower:	Volcano Corporation

Guarantors:	Volcano Europe SA/NV
Volcano Japan K.K.

Date:	April ___, 2006
     This Continuing Guaranty is executed by the above-named guarantors (jointly and severally referred to herein as the “Guarantor”), as of the above date, in favor of SILICON VALLEY BANK (“Silicon”), whose address is 3003 Tasman Drive, Santa Clara, California 95054, with respect to the Indebtedness of the above-named borrower (“Borrower”).
     1. Continuing Guaranty. Guarantor hereby unconditionally guarantees and promises to pay on demand to Silicon, at the address indicated above, or at such other address as Silicon may direct, in lawful money of the United States, and to perform for the benefit of Silicon, all Indebtedness of Borrower now or hereafter owing to or held by Silicon. As used herein, the term “Indebtedness” is used in its most comprehensive sense and shall mean and include without limitation: (a) any and all debts, duties, obligations, liabilities, representations, warranties and guaranties of Borrower or any one or more of them, heretofore, now, or hereafter made, incurred, or created pursuant to that certain Loan and Security Agreement dated July 18, 2003, by and between Borrower and Silicon, as amended or otherwise modified from time to time (the “Loan Agreement”), whether voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated, certain or uncertain, determined or undetermined, monetary or nonmonetary, written or oral, and whether Borrower may be liable individually or jointly with others, and regardless of whether recovery thereon may be or hereafter become barred by any statute of limitations, discharged or uncollectible in any bankruptcy, insolvency or other proceeding, or otherwise unenforceable; and (b) any and all amendments, modifications, renewals and extensions of any or all of the foregoing, including without limitation amendments, modifications, renewals and extensions which are evidenced by any new or additional instrument, document or agreement; and (c) any and all attorneys’ fees, court costs, and collection charges incurred in endeavoring to collect or enforce any of the foregoing against Borrower or Guarantor (whether or not suit be brought) and any other expenses of, for or incidental to collection thereof. As used herein, the term “Borrower” shall include any successor to the business and assets of Borrower if any portion of the Indebtedness remains outstanding, and shall also include Borrower in its capacity as a debtor or debtor in possession under the federal Bankruptcy Code, and any trustee, custodian or receiver for Borrower or any of its assets, should Borrower hereafter become the subject of any bankruptcy or insolvency proceeding, voluntary or involuntary This Guaranty is given in consideration for credit and other financial accommodations given by Silicon to Borrower pursuant to the terms of the Loan Agreement. All sums due under this Guaranty shall bear interest from the date due until the date paid at the highest rate charged with respect to any of the Indebtedness.
     2. Waivers. Guarantor hereby waives: (a) presentment for payment, notice of dishonor, demand, protest, and notice thereof as to any instrument, and all other notices and demands to which Guarantor might be entitled, including without limitation notice of all of the following: the acceptance hereof; the creation, existence, or acquisition of any Indebtedness; the amount of the Indebtedness from time to time outstanding; any foreclosure sale or other disposition of any property which secures any or all of the Indebtedness or which secures the obligations of any other guarantor of any or all of the Indebtedness; any adverse change in Borrower’s financial position; any other fact which might increase Guarantor’s risk; any default, partial payment or non-payment of all or any part of the Indebtedness; the occurrence of any other Event of Default (as hereinafter defined); any and all agreements and arrangements between Silicon and Borrower and any changes, modifications, or extensions thereof, and any revocation, modification or release of any guaranty of any or all of the Indebtedness by any person (including without limitation any other person signing this Guaranty); (b) any right to require Silicon to institute suit against, or to exhaust its rights and remedies against, Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Indebtedness, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with Silicon or any indebtedness of Silicon to Borrower, or to exercise any other right or power, or pur-

Silicon Valley Bank	Continuing Guaranty
sue any other remedy Silicon may have; (c) any defense arising by reason of any disability or other defense of Borrower or any other guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of Borrower or any other guarantor or any endorser, co-maker or other person, with respect to all or any part of the Indebtedness, or by reason of any act or omission of Silicon or others which directly or indirectly results in the discharge or release of Borrower or any other guarantor or any other person or any Indebtedness or any security therefor, whether by operation of law or otherwise; (d) any defense arising by reason of any failure of Silicon to obtain, perfect, maintain or keep in force any security interest in, or lien or encumbrance upon, any property of Borrower or any other person; (e) any defense based upon any failure of Silicon to give Guarantor notice of any sale or other disposition of any property securing any or all of the Indebtedness, or any defects in any such notice that may be given, or any failure of Silicon to comply with any provision of applicable law in enforcing any security interest in or lien upon any property securing any or all of the Indebtedness including, but not limited to, any failure by Silicon to dispose of any property securing any or all of the Indebtedness in a commercially reasonable manner; (f) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Borrower or any other guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Indebtedness (including without limitation any interest thereon), in or as a result of any such proceeding; and (g) the benefit of any and all statutes of limitation with respect to any action based upon, arising out of or related to this Guaranty. Until all of the Indebtedness has been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of Guarantor hereunder except the full performance and payment of all of the Indebtedness. If any claim is ever made upon Silicon for repayment or recovery of any amount or amounts received by Silicon in payment of or on account of any of the Indebtedness, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Silicon repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Silicon or any of its property, or by reason of any settlement or compromise of any such claim effected by Silicon with any such claimant (including without limitation the Borrower), then and in any such event, Guarantor agrees that any such judgment, decree, order, settlement and compromise shall be binding upon Guarantor, notwithstanding any revocation or release of this Guaranty or the cancellation of any note or other instrument evidencing any of the Indebtedness, or any release of any of the Indebtedness, and the Guarantor shall be and remain liable to Silicon under this Guaranty for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Silicon, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Guaranty. Until all of the Indebtedness has been irrevocably paid and performed in full, Guarantor hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against Borrower, and all rights of recourse to any assets or property of Borrower, and all rights to any collateral or security held for the payment and performance of any Indebtedness, including (but not limited to) any of the for egoing rights which Guarantor may have under any present or future document or agreement with any Borrower or other person, and including (but not limited to) any of the foregoing rights which Guarantor may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Guarantor or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Silicon.
     3. Consents. Guarantor hereby consents and agrees that, without notice to or by Guarantor and without affecting or impairing in any way the obligations or liability of Guarantor hereunder, Silicon may, from time to time before or after revocation of this Guaranty, do any one or more of the following in Silicon’s sole and absolute discretion: (a) accelerate, accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Indebtedness; (b) grant any other indulgence to Borrower or any other person in respect of any or all of the Indebtedness or any other matter; (c) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Indebtedness or any guaranty of any or all of the Indebtedness, or on which Silicon at any time may have a lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (d) substitute or add, or take any action or omit to take any action which results in the release of, any one or more endorsers or guarantors of all or any part of the Indebtedness, including, without limitation one or more parties to this Guaranty, regardless of any destruction or impairment of any right of contribution or other right of Guarantor; (e) amend, alter or change in any respect whatsoever any term or provision relating to any or all of the Indebtedness, including the rate of interest thereon; (f) apply any sums received from Borrower, any other guarantor, endorser, or co-signer, or from the disposition of any collateral or security, to any indebtedness whatsoever owing from such person or secured by such collateral or security, in such manner and order as Silicon determines in its sole discretion, and regardless of whether such indebtedness is part of the Indebtedness, is secured, or is due and payable; (g) apply

Silicon Valley Bank	Continuing Guaranty
any sums received from Guarantor or from the disposition of any collateral or security securing the obligations of Guarantor, to any of the Indebtedness in such manner and order as Silicon determines in its sole discretion, regardless of whether or not such Indebtedness is secured or is due and payable. Guarantor consents and agrees that Silicon shall be under no obligation to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Indebtedness. Guarantor further consents and agrees that Silicon shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Indebtedness. Without limiting the generality of the foregoing, Silicon shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Indebtedness.
     4. Account Stated. Silicon’s books and records showing the account between it and the Borrower shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Silicon’s monthly statements rendered to the Borrower shall be binding upon the Guarantor (whether or not the Guarantor receives copies thereof), and shall constitute an account stated between Silicon and the Borrower, unless Silicon receives a written statement of the Borrower’s exceptions within 30 days after the statement was mailed to the Borrower. The Guarantor assumes full responsibility for obtaining copies of such monthly statements from the Borrower, if the Guarantor desires such copies.
     5. Exercise of Rights and Remedies; Foreclosure of Trust Deeds. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing in any way the obligations or liability of Guarantor hereunder, Silicon may, from time to time, before or after revocation of this Guaranty, exercise any right or remedy it may have with respect to any or all of the Indebtedness or any property securing any or all of the Indebtedness or any guaranty thereof, including without limitation judicial foreclosure, nonjudicial foreclosure, exercise of a power of sale, and taking a deed, assignment or transfer in lieu of foreclosure as to any such property, and Guarantor expressly waives any defense based upon the exercise of any such right or remedy, notwithstanding the effect thereof upon any of Guarantor’s rights, including without limitation, any destruction of Guarantor’s right of subrogation against Borrower and any destruction of Guarantor’s right of contribution or other right against any other guarantor of any or all of the Indebtedness or against any other person, whether by operation of Sections 580a, 580d or 726 of the California Code of Civil Procedure, or any comparable provisions of the laws of any other jurisdiction, or any other statutes or rules of law now or hereafter in effect, or otherwise. Without limiting the generality of the foregoing, (a) The guarantor waives all rights and defenses that the Guarantor may have because the Indebtedness is secured by real property. This means, among other things: (1) Silicon may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower. (2) If Silicon forecloses on any real property collateral pledged by the Borrower: (A) The amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (B) Silicon may collect from the Guarantor even if Silicon, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Indebtedness is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure. (b) The guarantor waives all rights and defenses that the Guarantor may have because the guaranty of another guarantor is secured by real property. This means, among other things: (1) Silicon may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the other guarantor. (2) If Silicon forecloses on any real property collateral pledged by the other guarantor: (A) The amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (B) Silicon may collect from the Guarantor even if Silicon, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to obtain contribution from the other guarantor. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the obligations of the other guarantor are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.
     6. Acceleration. Notwithstanding the terms of all or any part of the Indebtedness, the obligations of the Guarantor hereunder to pay and perform all of the Indebtedness shall, at the option of Silicon, immediately become due and payable, without notice, and without regard to the expressed maturity of any of the Indebtedness (a) upon the occurrence and during the continuation of any Event of Default (as defined in the Loan Agreement), (b) if any material warranty, representation, statement, report, or certificate made or delivered to Silicon by Guarantor, or any of its respective officers, partners,employees, or agents, is incorrect, false, untrue, or misleading when given in any material respect; or (c) if Guarantor shall fail to pay or perform when due all or any part of the Indebtedness when due; or (d) Guarantor shall fail to pay or perform when due any indebtedness or obligation of Guarantor to Silicon under this Guaranty or any other instrument, document, or agreement relating thereto; or (e) Guarantor shall revoke this Guaranty or contest or deny liability under this Guaranty. All of the foregoing are hereinafter referred to as “Events of Default”.
     7. [Reserved]

Silicon Valley Bank	Continuing Guaranty
     8. Indemnity. Guarantor hereby agrees to indemnify Silicon and hold Silicon harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including without limitation attorneys’ fees but excluding any claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs or expenses claimed by Borrower against Silicon), of every nature, character and description, which Silicon may sustain or incur based upon or arising out of any of the Indebtedness, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between Silicon and Borrower, any actual or alleged failure of Silicon to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Silicon relating in any way to Borrower or the Indebtedness (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Silicon or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Silicon). Notwithstanding any provision in this Guaranty to the contrary, the indemnity agreement set forth in this Section shall survive any termination or revocation of this Guaranty and shall for all purposes continue in full force and effect.
     9. Subordination. Any and all rights of Guarantor under any and all debts, liabilities and obligations owing from Borrower to Guarantor, including any security for and guaranties of any such obligations, whether now existing or hereafter arising, are hereby subordinated in right of payment to the prior payment in full of all of the Indebtedness. No payment in respect of any such subordinated obligations shall at any time be made to or accepted by Guarantor if at the time of such payment any Indebtedness is outstanding, other than, as long as no Event of Default is then occurring and continuing, Guarantor may receive payments in the ordinary course of business. If any Event of Default has occurred, Borrower and any assignee, trustee in bankruptcy, receiver, or any other person having custody or control over any or all of Borrower’s property are hereby authorized and directed to pay to Silicon the entire unpaid balance of the Indebtedness before making any payments whatsoever to Guarantor, whether as a creditor, shareholder, or otherwise; and insofar as may be necessary for that purpose. Any amounts received by Guarantor in violation of the foregoing provisions shall be received and held as trustee for the benefit of Silicon and shall forthwith be paid over to Silicon to be applied to the Indebtedness to accrued, unpaid interest, fees and expenses under the Loan Agreement and then to outstanding principal and then to any remaining Indebtedness in such order and sequence as Silicon shall in its sole discretion determine, without limiting or affecting any other right or remedy which Silicon may have hereunder or otherwise and without otherwise affecting the liability of Guarantor hereunder. Guarantor hereby expressly waives any right to set-off or assert any counterclaim against Borrower until the Indebtedness is indefeasibly paid in full.
     10. Revocation. This is a Continuing Guaranty relating to all of the Indebtedness, including Indebtedness arising under successive transactions which from time to time continue the Indebtedness or renew it after it has been satisfied. Guarantor waives all benefits of California Civil Code Section 2815, and agrees that the obligations of Guarantor hereunder may not be terminated or revoked in any manner except by giving 90 days’ advance written notice of revocation to Silicon at its address above by registered first-class U.S. mail, postage prepaid, return receipt requested, and only as to new loans and any new advances made and any Indebtedness relating to such loans and advances made by Silicon to Borrower more than 90 days after actual receipt of such written notice by Silicon. No termination or revocation of this Guaranty shall be effective until 90 days following the date of actual receipt of said written notice of revocation by Silicon. Notwithstanding such written notice of revocation or any other act of Guarantor or any other event or circumstance, Guarantor agrees that this Guaranty and all consents, waivers and other provisions hereof shall continue in full force and effect as to any and all Indebtedness which is outstanding on or before the 90th day following actual receipt of said written notice of revocation by Silicon, and all extensions, renewals and modifications of said Indebtedness (including without limitation amendments, extensions, renewals and modifications which are evidenced by new or additional instruments, documents or agreements executed before or after expiration of said 90-day period), and all interest thereon, accruing before or after expiration of said 90-day period, and all attorneys’ fees, court costs and collection charges, incurred before or after expiration of said 90-day period, in endeavoring to collect or enforce any of the foregoing against Borrower, Guarantor or any other person liable thereon (whether or not suit be brought) and any other expenses of, for or incidental to collection thereof.
     11. Independent Liability. Guarantor hereby agrees that one or more successive or concurrent actions may be brought hereon against Guarantor, in the same action in which Borrower may be sued or in separate actions, as often as deemed advisable by Silicon. The liability of Guarantor hereunder is exclusive and independent of any other guaranty of any or all of the Indebtedness whether executed by Guarantor or by any other guarantor (including without limitation any other persons signing this Guaranty). The liability of Guarantor hereunder shall not be affected, revoked, impaired, or reduced by any one or more of the following: (a) the fact that the Indebtedness exceeds the maximum amount of Guarantor’s liability, if any, specified herein or elsewhere (and no agreement specifying a maximum amount of Guarantor’s liability shall be enforceable unless set forth in a writing signed by Silicon or set forth in this Guaranty); or (b) any direction as to the application of payment by Borrower or by any other party; or (c) any other continuing or restrictive guaranty or

Silicon Valley Bank	Continuing Guaranty
undertaking or any limitation on the liability of any other guarantor (whether under this Guaranty or under any other agreement); or (d) any payment on or reduction of any such other guaranty or undertaking; or (e) any revocation, amendment, modification or release of any such other guaranty or undertaking; or (f) any dissolution or termination of, or increase, decrease, or change in membership of any Guarantor which is a partnership. Guarantor hereby expressly represents that it was not induced to give this Guaranty by the fact that there are or may be other guarantors either under this Guaranty or otherwise, and Guarantor agrees that any release of any one or more of such other guarantors shall not release Guarantor from its obligations hereunder either in full or to any lesser extent.
     12. Financial Condition of Borrower. Guarantor is fully aware of the financial condition of Borrower and is executing and delivering this Guaranty at Borrower’s request and based solely upon its own independent investigation of all matters pertinent hereto, and Guarantor is not relying in any manner upon any representation or statement of Silicon with respect thereto. Guarantor represents and warrants that it is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning Borrower’s financial condition and any other matter pertinent hereto as Guarantor may desire, and Guarantor is not relying upon or expecting Silicon to furnish to it any information now or hereafter in Silicon’s possession concerning the same or any other matter. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of continuing guaranty, which risks Guarantor acknowledges include without limitation the possibility that Borrower will incur additional Indebtedness for which Guarantor will be liable hereunder after Borrower’s financial condition or ability to pay such Indebtedness has deteriorated and/or after bankruptcy or insolvency proceedings have been commenced by or against Borrower. Guarantor shall have no right to require Silicon to obtain or disclose any information with respect to the Indebtedness, the financial condition or character of Borrower, the existence of any collateral or security for any or all of the Indebtedness, the filing by or against Borrower of any bankruptcy or insolvency proceeding, the existence of any other guaranties of all or any part of the Indebtedness, any action or non-action on the part of Silicon, Borrower, or any other person, or any other matter, fact, or occurrence.
     13. Reports and Financial Statements of Guarantor. Guarantor shall, at its sole cost and expense, at any time and from time to time, prepare or cause to be prepared, and provide to Silicon upon Silicon’s request (i) such financial statements and reports concerning Guarantor for such periods of time as Silicon may designate (but not with any greater frequency as is required of the Borrower under the Loan Agreement), (ii) any other information concerning Guarantor’s business, financial condition or affairs as Silicon may request, and (iii) copies of any and all foreign, federal, state and local tax returns and reports of or relating to Guarantor as Silicon may from time to time request. Guarantor hereby intentionally and knowingly waives any and all rights and privileges it may have not to divulge or deliver said tax returns, reports and other information which are requested by Silicon hereunder or in any litigation in which Silicon may be involved relating directly or indirectly to Borrower or to Guarantor. Guarantor further agrees immediately to give written notice to Silicon of any material adverse change in Guarantor’s financial condition and of any condition or event which constitutes an Event of Default under this Guaranty. All reports and information furnished to Silicon hereunder shall be complete, accurate and correct in all respects. Whenever requested in connection with any foregoing financial information, Guarantor shall further deliver to Silicon a certificate signed by Guarantor (and, if Guarantor is a partnership, by all general partners of Guarantor, in their individual capacities, and, if Guarantor is a corporation, by the president and secretary of Guarantor, in their individual capacities) warranting and representing that all reports, financial statements and other documents and information delivered or caused to be delivered to Silicon under this Guaranty, are complete, correct and thoroughly and accurately present the financial condition of Guarantor, and that there exists on the date of delivery of said certificate to Silicon no condition or event which constitutes an Event of Default under this Guaranty.
     14. Representations and Warranties. Guarantor hereby represents and warrants that (i) it is in Guarantor’s direct interest to assist Borrower in procuring credit, because Borrower is an affiliate of Guarantor, furnishes goods or services to Guarantor, purchases or acquires goods or services from Guarantor, and/or otherwise has a direct or indirect corporate or business relationship with Guarantor, (ii) this Guaranty has been duly and validly authorized, executed and delivered and constitutes the valid and binding obligation of Guarantor, enforceable in accordance with its terms, and (iii) the execution and delivery of this Guaranty does not violate or constitute a default under (with or without the giving of notice, the passage of time, or both) any order, judgment, decree, instrument or agreement to which Guarantor is a party or by which it or its assets are affected or bound.
     15. Costs. Whether or not suit be instituted, except as may be otherwise provided herein Guarantor agrees to reimburse Silicon on demand for all reasonable attorneys’ fees and all other reasonable costs and expenses incurred by Silicon in enforcing this Guaranty, or arising out of or relating in any way to this Guaranty, or in enforcing any of the Indebtedness against Borrower, Guarantor, or any other person, or in connection with any property of any kind securing all or any part of the Indebtedness. Without limiting the generality of the foregoing, and in addition thereto, Guarantor shall reimburse Silicon on demand for all reasonable attorneys’ fees and costs Silicon incurs in any way relating to Guarantor, Borrower or the Indebtedness, in order to: obtain legal advice; enforce or seek to enforce any of its rights; commence, intervene in, respond to, or defend any action or proceeding; file, prosecute or defend any claim

Silicon Valley Bank	Continuing Guaranty
or cause of action in any action or proceeding (including without limitation any probate claim, bankruptcy claim, third-party claim, secured creditor claim, reclamation complaint, and complaint for relief from any stay under the Bankruptcy Code or otherwise); protect, obtain possession of, sell, lease, dispose of or otherwise enforce any security interest in or lien on any property of any kind securing any or all of the Indebtedness; or represent Silicon in any litigation with respect to Borrower’s or Guarantor’s affairs. In the event either Silicon or Guarantor files any lawsuit against the other predicated on a breach of this Guaranty, the prevailing party in such action shall be entitled to recover its attorneys’ fees and costs of suit from the non-prevailing party.
     16. Notices. Any notice which a party shall be required or shall desire to give to the other hereunder (except for notice of revocation, which shall be governed by Section 10 of this Guaranty) shall be given by personal delivery or by telecopier or by depositing the same in the United States mail, first class postage pre-paid, addressed to Silicon at its address set forth in the heading of this Guaranty and to Guarantor at his address set forth under his signature hereon, and such notices shall be deemed duly given on the date of personal delivery or one day after the date telecopied or 3 business days after the date of mailing as aforesaid. Silicon and Guarantor may change their address for purposes of receiving notices hereunder by giving written notice thereof to the other party in accordance herewith. Guarantor shall give Silicon immediate written notice of any change in his address.
     17. Construction; Severability. If more than one person has executed this Guaranty, the term “Guarantor” as used herein shall be deemed to refer to all and any one or more such persons and their obligations hereunder shall be joint and several. Without limiting the generality of the foregoing, if more than one person has executed this Guaranty, this Guaranty shall in all respects be interpreted as though each person signing this Guaranty had signed a separate Guaranty, and references herein to “other guarantors” or words of similar effect shall include without limitation other persons signing this Guaranty. As used in this Guaranty, the term “property” is used in its most comprehensive sense and shall mean all property of every kind and nature whatsoever, including without limitation real property, personal property, mixed property, tangible property and intangible property. Words used herein in the masculine gender shall include the neuter and feminine gender, words used herein in the neuter gender shall include the masculine and feminine, words used herein in the singular shall include the plural and words used in the plural shall include the singular, wherever the context so reasonably requires. If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid, void, inoperative or unenforceable, the remainder of this Guaranty and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Guaranty being severable in any such instance.
     18. General Provisions. Silicon shall have the right to seek recourse against Guarantor to the full extent provided for herein and in any other instrument or agreement evidencing obligations of Guarantor to Silicon, and against Borrower to the full extent of the Indebtedness. No election in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Silicon’s right to proceed in any other form of action or proceeding or against any other party. The failure of Silicon to enforce any of the provisions of this Guaranty at any time or for any period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies hereunder shall be cumulative and shall be in addition to all rights, powers and remedies given to Silicon by law or under any other instrument or agreement. Time is of the essence in the performance by Guarantor of each and every obligation under this Guaranty. If Borrower is a corporation, partnership or other entity, Guarantor hereby agrees that Silicon shall have no obligation to inquire into the power or authority of Borrower or any of its officers, directors, partners, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of any such power or authority shall be included in the Indebtedness guaranteed hereby. This Guaranty is the entire and only agreement between Guarantor and Silicon with respect to the guaranty of the Indebtedness of Borrower by Guarantor, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth herein, are superseded hereby. No course of dealings between the parties, no usage of the trade, and no parol or extrinsic evidence of any nature shall be used or be relevant to supplement or explain or modify any term or provision of this Guaranty. There are no conditions to the full effectiveness of this Guaranty. The terms and provisions hereof may not be waived, altered, modified, or amended except in a writing executed by Guarantor and a duly authorized officer of Silicon. All rights, benefits and privileges hereunder shall inure to the benefit of and be enforceable by Silicon and its successors and assigns and shall be binding upon Guarantor and his heirs, executors, administrators, personal representatives, successors and assigns. Section headings are used herein for convenience only. Guarantor acknowledges that the same may not describe completely the subject matter of the applicable Section, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof.
     19. Governing Law; Venue and Jurisdiction. This instrument and all acts and transactions pursuant or relating hereto and all rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the internal laws of the State of California. In order to induce Silicon to accept this Guaranty, and as a material part of the consideration therefor, Guarantor (i) agrees that all

Silicon Valley Bank	Continuing Guaranty
actions or proceedings relating directly or indirectly hereto shall, at the option of Silicon, be litigated in courts located within Orange County, California, (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Guarantor may have to transfer or change the venue of any such action or proceeding.
     20. Mutual Waiver of Right to Jury Trial. SILICON AND GUARANTOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, LAWSUIT OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS GUARANTEE OR ANY SUPPLEMENT OR AMENDMENT THERETO; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND GUARANTOR ; OR (iii) ANY BREACH, CONDUCT, ACTS OR OMISSIONS OF SILICON OR GUARANTOR OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSON AFFILIATED WITH OR REPRESENTING SILICON OR GUARANTOR; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.
     22. Receipt of Copy. Guarantor acknowledges receipt of a copy of this Guaranty.

VOLCANO EUROPE SA/NV

By:

Title:

Address:

VOLCANO JAPAN K.K.

By:

Title:

Address:

Exhibit 10.4
Loan and Security Agreement
     This LOAN AND SECURITY AGREEMENT dated the Effective Date between SILICON VALLEY BANK (“Bank”), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and VOLCANO THERAPEUTICS, INC., a Delaware corporation (“Borrower”), whose address is 26061 Merit Circle, Suite 103, Laguna Hills, California 92653, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:
1. ACCOUNTING AND OTHER TERMS.
     Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.
2. LOAN AND TERMS OF PAYMENT.
2.1. Promise to Pay.
     Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.
2.1.1. Revolving Advances.
     (a) Bank will make Advances not exceeding the Credit Limit shown on Schedule 1. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.
     (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower’s deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.
     (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.
2.1.2. Letters of Credit Sublimit.
     Bank will issue or have issued letters of credit (the “Letters of Credit”) for Borrower’s account not exceeding the amount shown on Schedule 2. Borrower shall secure all of Borrower’s reimbursement obligations relating to all outstanding Letters of Credit by unencumbered cash on terms acceptable to Bank on or before the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.
2.1.3. Foreign Exchange Sublimit.
     If there is availability under the Committed Revolving Line and the Borrowing Base for the making of an Advance in the amount of the applicable FX Reserve relating to the proposed FX Forward Contract, then Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is set forth in Schedule 2 (the “FX Reserve”). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.
2.1.4 Cash Management Services Sublimit.
     Borrower may use up to the amount shown on Schedule 2 (the “Cash Management Services Sublimit”) for Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”). The aggregate amounts utilized under the Cash Management Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line and new Cash Management Services may be extended only if the amount of such proposed new extension of such services would otherwise be available for the making of an Advance in such amount. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.
2.2. Overadvances.
     If Borrower’s Obligations under Section 2.1.1, 2.1.2, 2.1.3 or 2.1.4 exceed the applicable lending limitations set forth above whether with respect to any specific sublimit provisions or otherwise in the aggregate, Borrower must immediately pay Bank any such excess.
2.3. Interest Rate, Payments.
     (a) Interest Rate. Advances accrue interest on the outstanding principal balance at the interest rate set forth on Schedule 2. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.
     (b) Payments. Interest due on the Committed Revolving Line is payable on the first day of each month. Bank may debit any of Borrower’s deposit accounts maintained with Bank, including the Accounts shown on Schedule 1 for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower’s accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.
2.4. Fees.
     Borrower will pay:
     (a) Facility Fee. A fully earned, non refundable Facility Fee in the amount shown on Schedule 2, which shall be due on the Closing Date; and
     (b) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.
3. CONDITIONS OF LOANS.
3.1. Conditions Precedent to Initial Credit Extension.

     Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it re quires in order to effectuate the purposes of this Agreement and related transactions and such other items as the Bank may reasonably determine are necessary or advisable in connection herewith.
3.2. Conditions Precedent to all Credit Extensions.
     Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:
     (a) Timely receipt of any Payment/Advance Form; and
     (b) The representations and warranties in Section 5 must be true (subject to the materiality provisions in Section 5) on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true.
4. CREATION OF SECURITY INTEREST.
4.1. Grant of Security Interest.
     Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents, Except for Permitted Liens, the Bank will, at all times, have a first-priority security interest in all of the Collateral. Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations, and all obligations of the Bank to make Advances or otherwise extend credit accommodations have terminated.
4.2. Authorization to File Financing Statements.
     Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.
5. REPRESENTATIONS AND WARRANTIES.
     Borrower represents and warrants that the following statements are true and correct on the date hereof and Borrower covenants that the following statements will continue to be true and correct throughout the term of this Agreement and so long as any Obligations are outstanding:
5.1. Due Organization and Authorization.
     Borrower and each of its Subsidiaries is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.
     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.
5.2. Collateral.
     Borrower has good title to the Collateral and the Intellectual Property, free of Liens except Permitted Liens and the pledge of specific patents of the Borrower (having registered patent numbers in the United States Patent and Trademark Office of 5,871,449; 5,924,997; 6,245,026; and 6,536,949) in connection with the Guaranty dated July 3, 2003 by Borrower given to Philips Electronics N.V. relating to indebtedness of Pacific Rim Medical Ventures Corp. owing to Philips Electronics N.V. (such Lien being referred to herein as the “Philips Lien” and such guaranty being the “Philips Guaranty”) Borrower has no other deposit account, other than the deposit accounts described on Schedule 1. Each Account with respect to which Advances are requested by Borrower shall, on the date each Advance is requested and made, represent an undisputed bona fide existing unconditional obligation of the account debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower’s business. The Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is, to the best of Borrower’s knowledge, valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.
5.3. Litigation.
     Except as shown in Schedule 1 hereto, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary, which could result in damages or costs to Borrower or any Subsidiary of $100,000 or more, or in which an adverse decision could reasonably be expected to cause a Material Adverse Change.
5.4. No Material Adverse Change in Financial Statements.
     All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.
5.5. Regulatory Compliance.
     Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and which do not result in any tax lien on any of the Collateral or the Intellectual Property. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.
5.6. Subsidiaries.
     Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.
5.7. Representations; Full Disclosure.
     The information in the Representations previously submitted to Bank continues to be true and correct as of the date hereof. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.
6. AFFIRMATIVE COVENANTS.
     Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:
6.1. Government Compliance.
     Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.
6.2. Financial Statements, Reports, Certificates.
     (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 30 days after the last day of each quarter, a company prepared consolidating balance sheet covering Borrower’s operations during such period and certified by a Responsible Officer and otherwise in a form acceptable to Bank; (iii) as soon as available, but no later than 120 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more, or in which an adverse decision could reasonably be expected to cause a Material Adverse Change; (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any copyright, patent or trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

     (b) Within 20 days after the last day of each month when any Credit Extensions are outstanding or at the time of request for a Credit Extension when no other Credit Extensions are then outstanding, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings (by invoice date) of accounts receivable and accounts payable.
     (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.
     (d) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits will be conducted no more often than every 6 months, unless an Event of Default or an event which, with notice or passage of time or both would constitute an Event of Default, has occurred and is continuing.
6.3. Inventory; Returns.
     Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.
6.4. Taxes.
     Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (except for taxes or assessments being contested in good faith with adequate reserves under GAAP and which do not result in any tax lien on any of the Collateral) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.
6.5. Insurance.
     Borrower will keep its business, the Collateral and the Intellectual Property insured for risks, and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank’s reasonable discretion and is customary for the industry in which Borrower operates where commercial lenders have extended secured credit facilities. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee, to the extent of its insurable interest therein, and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank’s option and to the extent of Bank’s insurable interest, be payable to Bank on account of the Obligations.
6.6. Primary Accounts.
     Borrower will maintain its primary depository and investment accounts with Bank, which relationship shall include Borrower maintaining account balances in any accounts at or through Bank representing at least 70% of all account balances of Borrower at any financial institution. Within 60 days of the date hereof, Borrower will cause the institutions where any Deposit Accounts outside of the Bank are maintained to execute and deliver to Bank control agreements in form sufficient to perfect Silicon’s security interest in the Deposit Accounts and which are otherwise satisfactory to Bank in its good faith business judgment. Further, Borrower will give Bank five Business Days advance written notice before establishing any new Deposit Account and will cause the institution where any such new Deposit Account is maintained to execute and deliver to Bank a control agreement in form sufficient to perfect Bank’s security interest therein and which is otherwise satisfactory to Silicon in its good faith business judgment.

6.7. Financial Covenants.
     Borrower will comply with the financial covenants set forth on Schedule 2.
6.8. Registration of Intellectual Property Rights/Proceeds Resulting In Collateral.
     Borrower has no present maskworks, software, computer programs and other works of authorship registered with the United States Copyright Office, and Borrower shall not hereafter register any maskworks, software, computer programs or other works of authorship subject to United States copyright protection with the United States Copyright Office that result in Collateral, either directly or as proceeds thereof, without first complying with the following: (i) providing Bank with at least 15 days prior written notice thereof, (ii) providing Bank with a copy of the application for any such registration and (iii) executing and filing such other instruments, and taking such further actions as Bank may reasonably request from time to time to perfect or continue the perfection of Bank’s interest in the Collateral, including without limitation the filing with the United States Copyright Office of a security agreement with respect to proceeds of Intellectual Property, simultaneously with the filing by Borrower of the application for any such registration, of a copy of this Agreement or a Supplement hereto in form acceptable to Bank identifying the maskworks, software, computer programs or other works of authorship being registered and confirming the grant of a security interest therein in favor of Bank.
     Further, Borrower shall inform Bank promptly of any registration of its Intellectual Property assets in the United States Patent and Trademark Office and take such actions and execute such documentation as Bank may deem necessary or advisable relating thereto in order for Bank to protect its interest the Collateral that may arise as proceeds of any such Intellectual Property items.
     Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank’s written consent.
6.9. Further Assurances.
     Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.
7. NEGATIVE COVENANTS.
     Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend and there are any outstanding Obligations:
7.1. Dispositions.
     Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property or any Collateral, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn out or obsolete Equipment.
7.2. Changes in Business, Non-Ordinary Course Transactions, Ownership, Management or Locations of Collateral.
     Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or enter into any transaction outside the ordinary course of business, or permit there to be a change in the record or beneficial ownership of an aggregate of more than 30% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to the Bank, in writing, the venture capital investors prior to the closing of the investment). Borrower will not, without at least 30 days prior written notice to the Bank, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations (including warehouses) in which Borrower maintains or stores over $5,000 in Collateral.
7.3. Mergers or Acquisitions.
     Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except a Subsidiary may merge or consolidate into another Subsidiary or into Borrower if no Default or Event of Default has occurred and is continuing or would result from such action.
7.4. Indebtedness.
     Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
7.5. Encumbrance.
     Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.
7.6. Distributions; Investments.
     Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends (other than dividends payable solely in stock of the Borrower) or make any distribution or payment or redeem, retire or purchase any capital stock, except for the repurchase of stock from employees, consultants and like Persons pursuant to company-approved repurchase agreements provided that the aggregate amount allowed to be repurchased in any fiscal year shall not exceed $75,000 and no such repurchase shall be permitted to be effected in any event while any Default or Event of Default is then outstanding.
7.7. Transactions with Affiliates.
     Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person.
7.8. Subordinated Debt.
     Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.
7.9 No Further Negative Pledge Agreements. Without limitation of any other term or condition set forth herein or in any other Loan Document, Borrower shall not enter into any agreements or transactions in which, or otherwise with respect to which, Borrower agrees not to encumber or create a Lien regarding its Intellectual Property assets.
7.10 Compliance.
     Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.
8. EVENTS OF DEFAULT.
     Any one of the following is an Event of Default:
8.1. Payment Default.
     If Borrower fails to pay any of the Obligations within 3 days after their due date.
8.2. Certain Defaults.
     If Borrower (i) fails to provide the financial statements called for by Section 6.2 hereof or by any other provisions of this Agreement, within the time therein provided; or (ii) Borrower breaches any of the financial covenants set forth in Section 6.7 of this Agreement; or (iii) fails to perform or comply with any other term, condition or covenant in any other agreement between Borrower and Bank which is not cured within any cure period provided in such agreement.
8.3. Other Defaults.
     If Borrower fails to perform or comply with any other term, condition or covenant in this Agreement (other than as set forth in Section 8.1 or 8.2 above), and such failure is not cured within 30 days after the date it occurs
8.4. Material Adverse Change.
     A Material Adverse Change occurs.
8.5. Attachment.
     If any of Borrower’s assets having a value in the aggregate of more than $50,000 is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower;

8.6. Insolvency
     If Borrower fails to pay its debts generally as they mature, or if Borrower begins an Insolvency Proceeding, or if an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days;
8.7. Other Agreements.
     If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;
8.8 Judgments.
     If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days;
8.9. Misrepresentations.
     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or
8.10. Guaranty.
     Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of any of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.5, 6 or 8 occurs to any Guarantor.
     No Credit Extensions will be made during any of the cure periods set forth in Sections 8.1-8.10 above.
9. BANK’S RIGHTS AND REMEDIES.
9.1. Rights and Remedies.
     When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:
     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.6 occurs all Obligations are immediately due and payable without any action by Bank);
     (b) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank and terminate the Committed Revolving Line;
     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;
     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;
     (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;
     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Intellectual Property, and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit; and
     (g) Dispose of the Collateral according to the Code.
9.2. Power of Attorney.
     Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, are coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.
9.3. Accounts Collection.
     When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and demand payment of, and collect any Accounts, general intangibles and other Collateral, and, in connection therewith, Borrower irrevocably authorizes Bank to endorse or sign Borrower’s name on all collections, receipts, instruments and other documents, and, in Bank’s good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and general intangibles for less than face value. When an Event of Default occurs and continues, Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.
9.4. Bank Expenses.
     If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount, which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
9.5. Bank’s Liability for Collateral.
     If Bank complies with reasonable banking practices and Section 9207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.
9.6. Remedies Cumulative.
     Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver; election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.
9.7. Demand Waiver.
     Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.
9.8. Asset Based Terms.
     Without limiting Bank’s other rights and remedies, if an Event of Default under Section 8.2(ii) occurs, the provisions of Exhibit E hereto (the “Asset Based Terms”) shall be effective upon written notice by Bank to the Borrower.
10. NOTICES.
     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by fax to the addresses set forth at the beginning of this Agreement and, in the case of notices by fax, to the latest fax number a party has for the other party. A party may change its notice address by giving the other party written notice.
11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.
     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Orange County, California.
     BORROWER AND BANK EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN BANK AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF BANK OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH BANK OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
12. GENERAL PROVISIONS
12.1. Successors and Assigns.

     This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.
12.2. Indemnification.
     Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other Person in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.
12.3. Time of Essence.
     Time is of the essence for the performance of all obligations in this Agreement.
12.4. Severability of Provision.
     Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.5. Amendments in Writing, Integration.
     All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.
12.6. Counterparts.
     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.
12.7. Survival.
     All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.
12.8. Confidentiality.
     In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.
12.9. Attorneys’ Fees, Costs and Expenses.
     In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.
12.9. Conflict With Other Agreements.
     In the event of a conflict between any provision of this Agreement and any provision of the any of the Existing Loan Agreements or any other document, instrument or agreement between Borrower, on the one hand, and Bank or any other division or affiliate of Bank on the other hand, Bank shall determine in its sole discretion which provision shall apply.
13. DEFINITIONS.
13.1. Definitions.
     In this Agreement:
     “Accounts” is defined on Exhibit A hereto.
     “Advance” or “Advances” is a loan advance (or advances) under the Committed Revolving Line.
     “Affiliate” means (I) any of Borrower’s officers or directors, and if Borrower is a limited liability company, Borrower’s managers and members, and if Borrower is a partnership, Borrower’s general and limited partners; (ii) a Person that, directly or indirectly, owns or controls, is controlled by or is under common control with Borrower, and any of such person’s officers or directors, and if such person is a limited liability company, such person’s managers and members, and if such person is a partnership, such person’s general and limited partners.
     “Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings), or otherwise relating to Borrower or the Loan Documents, including, but not limited to, any reasonable attorneys’ fees and costs Bank incurs in order to do the following: obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of Bank’s rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any bankruptcy claim, third-party claim, or other claim; protect, obtain possession of, lease, dispose of, or otherwise enforce Bank’s security interest in, the Collateral; and otherwise represent Bank in any litigation relating to Borrower.
     “Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.
     “Borrowing Base” is as set forth in Schedule 2.
     “Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     “Cash Management Services Sublimit” shall have the meaning set forth in Section 2.1.4 hereof.
     “Cash Management Services” shall have the meaning set forth in Section 2.1.4 hereof.
     “Closing Date” is the date of this Agreement.
     “Code” is the California Uniform Commercial Code, in effect from time to time.
     “Collateral” is the property described on Exhibit A.
     “Committed Revolving Line” is defined in Schedule 2.
     “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.
     “Credit Extension” is each Advance, Letter of Credit, FX Forward Contracts, Cash Management Services utilization and each any other extension of credit by Bank for Borrower’s benefit under and relating to this Agreement.
     “Current Liabilities” are the aggregate amount of Borrower’s Total Liabilities which mature within one (1) year.
     “Effective Date” is the date that Bank executes this Agreement.
     “Eligible Accounts” are Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:
     (a) Accounts that the account debtor has not paid within 90 days of invoice date;
     (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;
     (c) Credit balances over 90 days from invoice date;
     (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage;
     (e) Accounts for which the account debtor does not have its principal place of business in the United States, other than for the account debtors of Fukuda Intervention Systems and Goodman Company Ltd.

     (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality (unless there has been compliance, to Silicon’s satisfaction, with the United States Assignment of Claims Act),;
     (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);
     (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;
     (i) Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;
     (j) Accounts in which the account debtor disputes liability or makes any claim or Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;
     (k) Accounts for which Bank reasonably determines collection to be doubtful.
     “Eligible Inventory” shall mean inventory consisting of finished goods and raw materials which are deemed acceptable to Bank, for Advance purposes, in Bank’s sole discretion.
     “Equipment” is defined on Exhibit A hereto.
     “ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.
     “Existing Loan Agreements” shall mean that certain Loan and Security Agreement entered into by and between Bank and Borrower dated August 27, 2001, as amended from time to time, with respect to an equipment financing facility, as amended or otherwise modified from time to time.
     “FX Forward Contract” is defined in Section 2.1.3.
     “FX Reserve” is defined in Section 2.1.3.
     “GAAP” is generally accepted accounting principles.
     “Guarantor” is any present or future guarantor of any of the Obligations.
     “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.
     “Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
     “Intellectual Property” is defined on Exhibit A hereto
     “Inventory” is defined on Exhibit A hereto.
     “Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     “Letter of Credit” is defined in Section 2.1.2.
     “Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.
     “Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.
     “Material Adverse Change” is any of the following: (i) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of Bank’s security interests in the Collateral.
     “Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.
     “Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations in part of the same.
     “Permitted Indebtedness” is:
     (a) Borrower’s indebtedness to Bank under this Agreement, any other Loan Document or under the Existing Loan Agreements;
     (b) Indebtedness existing on the Closing Date and shown on Schedule 1;
     (c) Subordinated Debt;
     (d) Indebtedness to trade creditors incurred in the ordinary course of business;
     (e) Indebtedness secured by Permitted Liens;
     (f) Indebtedness incurred by Subsidiaries of Borrower organized and doing business in Europe in an aggregate amount not to exceed $500,000 in the aggregate or an equivalent amount in the applicable local monetary unit;
     (g) A guaranty by the Borrower of the Indebtedness described in clause (f) above and limited, in any event, to an aggregate amount of no more than $500,000 or an equivalent amount in the applicable local monetary unit where the underlying Indebtedness is incurred;
     (h) The indebtedness represented by the Philips Guaranty.
     “Permitted Investments” are:
     (a) Investments shown on Schedule 1 and existing on the Closing Date; and
     (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue.

     “Permitted Liens” are:
     (a) Liens existing on the Closing Date and shown on Schedule 1 or arising under this Agreement or other Loan Documents;
     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;
     (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;
     (d) Nonexclusive licenses and non-exclusive sublicenses granted by Borrower in the ordinary course of its business including in connection with joint venture enterprises of Borrower;
     (e) Leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;
     (f) Liens given by Subsidiaries of Borrower organized and doing business in Europe with respect to the permitted amount of indebtedness as set forth in clause (f) of the category of Permitted Indebtedness above;
     (g) The Philips Lien; and
     (h) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.
     “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
     “Philips Guaranty” shall have the meaning ascribed to such term in Section 5.2 hereof.
     “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.
     “Quick Assets” is, on any date, the Borrower’s consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.
     “Representations” are the written Representations and Warranties of Borrower delivered via email to the Bank on July 15, 2003.
     “Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.
     “Revolving Maturity Date” is set forth on Schedule 2.
     “Schedule 1” is Schedule 1 to this Agreement.
     “Schedule 2” is Schedule 2 to this Agreement.

     “Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.
     “Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.
     “Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.
     “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BORROWER:

VOLCANO THERAPEUTICS, INC.

By	/s/ Scott Huennekens
Name Scott Huennekens
Title Pres. & CEO

BANK:

SILICON VALLEY BANK

By	/s/ Richard Shuttleworth

Title Senior Vice President
Effective Date: July 18, 2003
Version: —1 dated 7/23/02

EXHIBIT A
Collateral
     “Collateral” means of all of Borrower’s right, title and interest in and to the following whether owned now or hereafter acquired or arising, and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles; all Investment Property; all Other Property; and any and all claims, rights and interests in any of the foregoing, and all guaranties and security for any of the foregoing, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the foregoing, and all Borrower’s books relating to any of the foregoing; provided, however, the Collateral shall not include Intellectual Property, provided, further, notwithstanding the exclusion of the Intellectual Property from the scope of the definition of Collateral hereunder, any and all proceeds of the Intellectual Property (regardless of form but not including proceeds in the direct form of Intellectual Property itself) shall be specifically included in the definition of Collateral hereunder, provided, further, that if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such items that are proceeds of the Intellectual Property including, without limitation, proceeds consisting of payment intangibles, accounts, license revenues, or general intangibles relating to rights to payment arising therefrom or relating thereto, then in such circumstance, the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property only to the extent necessary to permit perfection of Bank’s security interest in such proceeds, including, without limitation, in proceeds consisting of payment intangibles, accounts, license revenues, or general intangibles relating to rights to payment.
As used in this Agreement and in this Exhibit, the following terms have the following meanings:
“Accounts” means all present and future “accounts” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.
“Deposit Accounts” means all present and future “deposit accounts” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit, whether maintained with Bank or other institutions
“Equipment” means all present and future “equipment” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“General Intangibles” means all present and future “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Inventory” means all present and future “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Intellectual Property” means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; and (h) all licenses or other rights to use any property or rights of a type described above.
“Investment Property” means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated,
“Other Property” means (i) the following as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future “commercial tort claims”, “documents”, “instruments”, “promissory notes”, “chattel paper”, “letters of credit”, “letter-of-credit rights”, “fixtures”, “farm products” and “money”; and (ii) all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code.

EXHIBIT B
LOAN PAYMENT/ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.S.T.
Fax To:                                                                                                         Date:
☐ LOAN PAYMENT:                                                                                                        Client Name (Borrower)
From Account #                                                                                   To Account #
                               (Deposit Account #)                                                                           (Loan Account #)
Principal $                       and/or Interest $
All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:
Authorized Signature:                                                       Phone Number:
☐ LOAN ADVANCE:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.
From Account #                                                                                      To Account #
                               (Loan Account #)                                                                                 (Deposit Account #)
Amount of Advance $
All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:
Authorized Signature:                                                     Phone Number:
OUTGOING WIRE REQUEST
Complete only if all or a portion of funds from the loan advance above are to be wired.
Deadline for same day processing is 12:00 p.m., P.S.T.
Beneficiary Name:                                                              Amount of Wire: $
Beneficiary Bank:                                                               Account Number:
City and Sate:
Beneficiary Bank Transit (ABA) #:
Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Bank:                                                                 Transit (ABA) #:
For Further Credit to:
Special Instruction:
By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (If Required):
Print Name/Title:	Print Name/Title:
Telephone #	Telephone #

Schedule 1 to Loan and Security Agreement
The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement): See Representations
Borrower’s State of formation: See Representations
Borrower has operated under only the following other names (if none, so state): See Representations
All other address at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):
See Representations
Borrower has deposit accounts and/or investment accounts located only at the following institutions:
See Representations
List Acct. Numbers: See Representations
Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:
Permitted Liens are set forth in the Loan Agreement
Subordinated Debt:
Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:
Indebtedness outstanding in favor of DP V Associates LP and Domain Partners V LP in the approximate aggregate amount of $2,000.000
The following is a list of the Borrower’s copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration:
See Representations
The following is list of all software which the Borrower sells, distributes or licenses to others, which is not registered with the United States Copyright Office. (Please include versions which are not registered:
See Representations
The following is a list of all of the Borrower’s patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):
See Representations
The following is a list of all of the Borrower’s patents which are pending with the United States Patent Office. (Please include name of the patent and a copy of the application):
See Representations
The following is a list of all of the Borrower’s registered trademarks. (Please include name of the trademark and a copy of the registration.):
See Representations
Borrower is not subject to litigation which would have a material adverse effect on the Borrower’s financial condition, except the following (attach additional comments, if needed):
None
Tax ID Number: 33-0928885
Organizational Number, if any:

EXHIBIT C
BORROWING BASE CERTIFICATE

Borrower: VOLCANO THERAPEUTICS, INC.	Bank: Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054
Commitment Amount: $6,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$

2.	Additions (please explain on reverse)		$

3.	TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days from invoice date	$

5.	Balance of 50% over 90 day accounts	$

6.	Credit balances over 90 days	$

7.	Concentration Limits*	$

8.	Foreign Accounts	$

9.	Governmental Accounts	$

10.	Contra Accounts	$

11.	Promotion or Demo Accounts	$

12.	Intercompany/Employee Accounts	$

13.	Other (please explain on reverse)	$

14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$

15.	Eligible Accounts (#3 minus #14)		$

16.	LOAN VALUE OF ACCOUNTS (80% of #15)		$

16a.	Eligible Inventory		$

16b.	LOAN VALUE OF ELIGIBLE INVENTORY (lesser of 20% of 16a) or ($1,250,000)		$

16c.	Allowed Overadvance Facility Amount		$

BALANCES
17.	Maximum Loan Amount		$

18.	Total Funds Available [Lesser of #17 or (#16 plus #16b plus 16c)]		$

19.	Present balance owing on Line of Credit		$

20.	Outstanding under Sublimits (LC, FX and Cash Mgmt)		$

21.	RESERVE POSITION (#18 minus #19 and #20)		$

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:	BANK USE ONLY
Rec’d By:

VOLCANO THERAPEUTICS, INC.		Auth. Signer
Date:

Verified:

Auth. Signer
Date:

By:

Authorized Signer

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK 3003 Tasman Drive Santa Clara, CA 95054
FROM: VOLCANO THERAPEUTICS, INC.
     The undersigned authorized officer of VOLCANO THERAPEUTICS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _____ with         all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.
     Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days	Yes	No
Quarterly Consolidating financial statements	Qrterly within 30 days	Yes	No
Annual (Audited)	FYE within 120 days	Yes	No
A/R & A/P Agings	Monthly within 20 days, when borrowing	Yes	No

A/R Audit	Initial and Semi-Annual	Yes	No
Borrowing Base Certificate	Monthly within 20 days, when borrowing	Yes	No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Quick Ratio	0.90:1.00	___:1.00	Yes	No
Max Net Loss (qtrly)	($6MM) for 6.30.03		Yes	No
($5.5MM) for 9.30.03
($4.6MM) thereafter
Have there been updates to Borrower’s intellectual property that affect the Collateral per the loan agreement provision? Yes /No
Borrower only has deposit accounts located at the following institutions: __________.
Comments Regarding Exceptions: See Attached.

Sincerely,	BANK USE ONLY

VOLCANO THERAPEUTICS, INC.	Rec’d By:

Auth. Signer
Date:

Signature	Verified:

Auth. Signer
Title	Date:

Date:	Compliance Status: Yes No

EXHIBIT E
ASSET BASED TERMS
The following are the “Asset Based Terms”:
     (1) Schedules and Documents relating to Accounts. Borrower shall deliver to Bank transaction reports, Advance requests, schedules of Accounts, and schedules of collections, all on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s security interest and other rights in all of Borrower’s Accounts. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Bank an aged accounts receivable trial balance in such form and at such intervals as Bank shall request. In addition, Borrower shall deliver to Bank the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, immediately upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse. Borrower shall also provide Bank with copies of all credit memos from time to time on request by Bank.
     (2) Collection of Accounts. Borrower shall hold all payments on, and proceeds of, Accounts and all other Collateral in trust for Bank, and Borrower shall immediately deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to the Obligations in such order as Bank shall determine. Borrower agrees that it will not commingle such payments and proceeds with any of Borrower’s other funds or property, but will hold such payments and proceeds separate and apart from such other funds and property and in an express trust for Bank. Bank may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify. Bank or its designee may, at any time, notify Account Debtors that the Accounts have been assigned to Bank. Nothing in this Exhibit limits the restrictions on Transfers of Collateral set forth elsewhere in this Agreement.
     (3) Interest Computation. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Silicon (including proceeds of Accounts shall be deemed applied by Silicon on account of the Obligations three Business Days after receipt by Silicon of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day. Silicon shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Silicon in its good faith business judgment, and Silicon may charge Borrower’s loan account for the amount of any item of payment which is returned to Silicon unpaid.
     (4) Loan Requests. Without limiting the right of Bank to cease making Advances on an Event of Default, requests for Advances shall be in writing and shall be accompanied by a current Transaction Report on Bank’s standard form.
     (5) Reserves. Without limiting the right of Bank to cease making Advances on an Event of Default, Bank shall have the right, from time to time, to establish and deduct the following reserves from the amount of Advances, Letters of Credit and other financial accommodations under the lending formula(s) provided in Schedule 2: (a) reserves to reflect events, conditions contingencies or risks which, as determined by Bank in good faith, do or may affect adversely (1) the Collateral or any other property which is security for the Obligations or its Value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower, or (iii) the security interests and other rights of Bank in the (Collateral (including the enforceability, perfection and priority thereof); and(b)

reserves to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Bank is or may have been incomplete, inaccurate or misleading in any material respect.
     (6) Cure Periods. The cure periods set forth in the Loan Agreement shall be modified as follows: the cure period in Section 8.3 of the Loan Agreement shall be five Business Days rather than 30 days and there shall be no cure period in Section 8.1 of the Loan Agreement.

Schedule 2 to
Loan and Security Agreement

Borrower:	Volcano Therapeutics, Inc.

Date:	July 18, 2003
This Schedule forms an integral part of the Loan and Security Agreement (the “Loan Agreement”) between Silicon Valley Bank (“Bank”) and the above-borrowers (jointly and severally “Borrower”) of even date herewith. (Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Loan Agreement.)

1. CREDIT LIMIT
    (Section 2.1.1):
An amount not to exceed the lesser of (A) or (B), minus (C):
(A) $6,000,000 at any one time outstanding (the “Committed Revolving Line”); or
(B) The sum of (1), (2) and (3) (the “Borrowing Base”):
    (1) Up to 80% of the amount of Borrower’s Eligible Accounts; plus
    (2) Up to the lesser of (x) 20% of the value of the Eligible Inventory based on the lower of cost or market value; or (y) $1,250,000; plus
    (3) Up to $1,750,000, provided that Borrower has on deposit with Bank an amount at least equal to the Advance proposed to made and all Advances already extended under this clause (3) and Borrower maintains such aggregate amount in Bank deposits while any such Advances remain outstanding, provided, further, that all Advances made under this clause (3) shall be repaid in their entirety on the earlier to occur of October 31, 2003 or the satisfaction of the covenant set forth in Section 7.3 of this Schedule and no further Advances under this clause (3) shall be made on and after such date;
MINUS
(C) (1) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of credit); (2) the FX Reserve; and (3) the aggregate amount of Cash Management Services utilizations.
    Letter of Credit Sublimit
    (Section 2.1.2):                       $1,000,000

Bank will issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) the outstanding principal balance of the Advances, minus (iii) the applicable FX Reserve and minus (iv) the aggregate amount of Cash Management Services utilizations; provided, however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed the Letter of Credit Sublimit set forth above.

Foreign Exchange Sublimit
(Section 2.1.3):	$1,000,000, subject to the provisions set forth in Section 2.1.3 of the Loan Agreement

Cash Management Services Sublimit
(Section 2.1.4):	$500,000, subject to the provisions set forth in Section 2.1.4 of the Loan Agreement

2. INTEREST

Interest Rate
(Section 2.3(a)):	A rate equal to the “Prime Rate” in effect from time to time, plus 0.75% per annum, provided that in no event shall the interest rate be less than 4.75% per annum.

3. FEES (Section 2.4(a)):

Facility Fee:	$30,000, payable concurrently herewith, and Bank acknowledges that $ 10,000 of such fee has been received.

Termination:	Borrower shall have the right to terminate the Committed Revolving Line prior to the Revolving Maturity Date, effective three Business Days after written notice of termination is given to Bank, in which event Borrower shall pay in full all Obligations on the effective date of termination.

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4. REVOLVING MATURITY DATE

(Section 13.1):	July , 2004, subject to the required repayment of certain Advances as set forth in the clause (B)(3) of the Credit Limit section above.
5. FINANCIAL COVENANTS

(Section 6.7):	Borrower shall comply with each of the following covenants. Compliance shall be determined on a consolidated basis as of the end of each month, except as specifically otherwise provided below:

Quick Ratio:	Borrower shall maintain a ratio of

(i) the total of unrestricted cash, cash equivalents and net trade accounts receivable,
TO

(ii) the total of current liabilities, of not less than 0.90 to 1.00.

Profitability:	Borrower shall not incur a net loss (after taxes) in excess of (A) $6,000,000 for the fiscal quarter ending June 30, 2003;
(B) $5,500,000 for the fiscal quarter ending September 30, 2003; and (C) $4,600,000 for each fiscal quarter thereafter. Further, it is understood and agreed that cumulative extraordinary non-cash charges less than or equal to $4,000,000 are to be allowed to be incurred for the quarter end periods of September 30, 2003 and December 31, 2003 in the aggregate and the permitted net loss amounts for such quarters shall be deemed to exclude such cumulative extraordinary non-cash charges (but only to the extent of $4,000,000 in the aggregate for both such quarters); extraordinary non-cash charges in excess of such permitted aggregate amount for such permitted quarter periods and any extraordinary non-cash charges in any other quarter end period shall not be excluded for purposes of determining compliance with the foregoing maximum loss covenants for such applicable periods.
Definitions.	For purposes of this Agreement, the following term shall have the following meaning: “Current assets”, “current liabilities” and “liabilities” shall have the meaning ascribed thereto by GAAP.
6. ASSET BASED TERMS

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(iii)	“Asset Based Terms”. As used herein, “Asset Based Terms” means the terms set forth on Exhibit E to the Loan Agreement. Terms of this Agreement without the Asset Based Terms are referred to as the “Non-Asset Based Terms”.

(iv)	Financial Covenant Breach. Without limiting any of the other terms or provisions hereof, if there is breach of the financial covenant set forth in Section 5 above, the Asset Based Terms shall be deemed effective upon written notice from the Bank to the Borrower.
7. ADDITIONAL PROVISIONS.
7.1	Warrant to Purchase Stock. Borrower shall execute and deliver to Bank the Warrant to Purchase Stock to purchase 40,000 shares of Borrower’s Series B Preferred Stock on such terms as are acceptable to Bank.

7.2	Close of Initial Series B Round. Prior to the making of any Advances hereunder, Borrower shall supply evidence to Bank, in form satisfactory to Bank, that it has received at least $19,000,000 in net cash proceeds from its current equity financing transaction relating to Series B Preferred stock of the Borrower.

7.3	Additional Series B Proceeds. On or prior to October 31, 2003, Borrower shall have received additional net cash proceeds from its Series B Preferred stock offering, apart from the sum referred to in section 7.2 above, in the minimum amount of $11,000,000, and Borrower shall supply evidence satisfactory to Bank thereof. Failure to satisfy the covenant in this Section 7.3 shall constitute and Event of Default hereunder.
     IN WITNESS WHEREOF, the parties hereto have executed this Schedule as of the date first written above.

Borrower:		Bank:

VOLCANO	THERAPEUTICS, INC.	SILICON VALLEY BANK

By	/s/ Scott Huennekens	By	/s/ Richard Shuttleworth
	President or Vice President	Title	Senior Vice President

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